Exhibit 107

Calculation of Filing Fee Table

Form F-10
(Form Type)

NORTHERN DYNASTY MINERALS LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration
Fees to Be Paid	Equity	Common Shares, without par value		(1)	(1)
	Other	Warrants		(1)	(1)
	Other	Subscription Receipts		(1)	(1)
	Debt	Debt Securities		(1)	(1)
	Other	Units		(1)	(1)
	Unallocated (Universal) Shelf		450(o)	(1)	(1)	$75,000,000 (2)	0.0001531 (3)	$11,482.50 (4)
Fees Previously Paid
		Total Offering Amounts				$75,000,000 (2)		$11,482.50 (4)

Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration
	Total Fees Previously Paid						N/A
	Total Fee Offsets						$5,510
	Net Fee Due						$5,972.50 (4)

(1)

There are being registered under the Registration Statement to which this exhibit pertains (the "Registration Statement") such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Northern Dynasty Minerals Ltd. (the "Registrant") as shall have an aggregate initial offering price not to exceed $75,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $75,000,000.

(3)	Based on the SEC's registration fee of $153.10 per $1,000,000 of securities registered.
(4)

The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act. The Registrant previously paid $5,510 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-237068) filed on December 15, 2022.  See Table 2 below for a calculation of the offset to which the Registrant is entitled under Rule 457(p).

Table 2: Fee Offset Claims and Sources (in U.S. dollars)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claims	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rules 457(p)
Fee Offset Claims	Northern Dynasty Minerals Ltd.	F-10	333-268807	December 15, 2022		$5,510 (1) (2) (3)	(2)	(2)	Unallocated - Universal Shelf (3)	$5,510
Fee Offset Sources	Northern Dynasty Minerals Ltd.	F-10	333-268807		December 15, 2022						$5,510 (1) (2) (3)

(1)

The Registrant previously paid $5,510 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-237068) filed on December 15, 2022 (the "2022 Registration Statement") pertaining to the registration of $50,000,000 of securities of the Registrant, none of which securities were sold pursuant to the 2022 Registration Statement.

(2)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $50,000,000 was registered pursuant to the 2022 Registration Statement.
(3)	No securities were offered or sold under the 2022 Registration Statement and, accordingly, all of such securities remain unsold.